Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG CORPORATION REPORTS SECOND QUARTER 2006 RESULTS
Second Quarter 2006 Revenues Grew 23% and EPS Was $0.26

Emeryville, CA, August 1, 2006 — LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the second quarter and six months ended June 30, 2006.

Second Quarter Financial Results

Revenues for the second quarter 2006 increased 23% to $89,050,000 from $72,541,000 for the second quarter 2005. Expert and professional staff revenues increased 24%. Organic growth of expert and professional staff revenues was 11%.

Net income for the second quarter 2006 was $6,473,000, or $0.26 per diluted share, an increase of 11% over the second quarter 2005 net income of $5,816,000 or $0.24 per diluted share. Second quarter 2006 net income includes equity-based compensation of $1,648,000, or $0.04 per diluted share.  Diluted shares outstanding increased 3% to 25,204,000 in the second quarter 2006 from 24,392,000 for the same period in 2005.

EBITDA(1) for the second quarter 2006 was $12,460,000, a 19% increase over the second quarter 2005 EBITDA of $10,434,000. Adjusted EBITDA(2) was $14,108,000 for the second quarter 2006, a 33% increase over second quarter 2005 Adjusted EBITDA of $10,575,000.

Six Month Financial Results

Revenues for the six months ended June 30, 2006 increased 22% to $173,514,000 from $142,262,000 for the same period in 2005. Expert and professional staff revenues increased 23%.

Net income for the six months ended June 30, 2006 was $11,993,000, or $0.48 per diluted share, an increase of 7% over the same period 2005 net income of $11,169,000, or $0.46 per diluted share. Net income for the six months ended June 30, 2006 includes equity-based compensation of $3,269,000, or $0.08 per diluted share, and expensed acquisition costs of $317,000 or $0.01 per diluted share.  Diluted shares outstanding increased 4% to 25,124,000 in the six months ended June 30, 2006 from 24,197,000 for the same period in 2005.

EBITDA(1) for the six months ended June 30, 2006 was $23,091,000, a 13% increase over EBITDA of $20,503,000 for the same period last year. Adjusted EBITDA(2) was $26,677,000 for the six months ended June 30, 2006, an increase of 28% over the same period last year Adjusted EBITDA of $20,783,000.

“LECG’s second quarter and six month results demonstrate excellent top and bottom line performance,” said LECG chairman, Dr. David Teece. “We continue to experience strong client demand across practice areas and geographies, and our organic hires as well as acquisitions are contributing to our growth and profitability.”

Operating Metrics

LECG ended the second quarter 2006 with 1,244 employees and exclusive independent contractors, an increase of 6% from 1,178 as of March 31, 2006, and an increase of 29% from 968 as of June 30, 2005. Expert headcount increased to 373 from 368 as of March 31, 2006, and professional staff headcount increased to 602 from 553. Professional staff utilization was 83% on an available hours

FOR IMMEDIATE RELEASE

basis and 76% on a paid hours basis in the second quarter 2006 compared to 80% on an available hours basis and 72% on a paid hours basis in the second quarter 2005.

2006 Fiscal Year Outlook

For 2006, LECG anticipates that revenues will be in the range of $342,000,000 to $350,000,000. Net income is expected to be in the range of $24,500,000 to $26,000,000, and net income per diluted share is expected to be in the range of $0.96 to $1.01, including equity-based compensation costs of $0.14 per diluted share and expensed acquisition costs of $0.01 per diluted share.

Conference Call Webcast Information

To listen to a live audio webcast of LECG’s second quarter 2006 financial results conference call, visit the company’s website www.lecg.com. The conference call begins at 5:00 pm Eastern time today. A replay of the call will also be available on the company’s website one hour after completion of the live broadcast.

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About LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Statements in this press release concerning the future business, operating and financial condition of the Company and statements using the terms “believes,” “expects,” “will,” “could,” “plans,” “anticipates,” “estimates,” “predicts,” “intends,” “potential,” “continue,” “should,” “may,” or the negative of these terms or similar expressions are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations as of today, August 1, 2006.  There may be events in the future that the Company is not able to accurately predict or control, and they may cause actual results to differ materially from expectations.  Information contained in these forward looking statements is inherently uncertain, and actual performance is subject to a number of risks, including but not limited to, among others, dependence on key personnel, acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the Company’s service offerings, the ability of the Company to integrate successfully new experts into its practice, intense competition and potential professional liability.  Further information on these and other potential risk factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward looking statements after the date of this press release.

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700
Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com

FOR IMMEDIATE RELEASE

LECG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarter and Six Months ended June 30, 2006 and 2005
(in thousands, except per share data)
(Unaudited)

	Quarter ended June 30,		Six Months ended June 30,
	2006	2005	2006	2005

Revenues	$89,050	$72,541	$173,514	$142,262
Cost of services	(58,563)	(48,777)	(114,969)	(94,853)
Gross profit	30,487	23,764	58,545	47,409
Operating expenses:
General and administrative expenses	(17,956)	(13,437)	(35,353)	(26,987)
Depreciation and amortization	(1,726)	(711)	(3,189)	(1,827)
Operating income	10,805	9,616	20,003	18,595
Interest income	222	208	488	398
Interest expense	(108)	(56)	(234)	(111)
Other income (expense), net	(71)	107	(101)	81
Income before income tax	10,848	9,875	20,156	18,963
Income tax provision	(4,375)	(4,059)	(8,163)	(7,794)
Net income	$6,473	$5,816	$11,993	$11,169

Net income per share:
Basic	$0.27	$0.25	$0.50	$0.49
Diluted	$0.26	$0.24	$0.48	$0.46
Share amounts:
Basic	24,276	23,151	24,206	22,958
Diluted	25,204	24,392	25,124	24,197

FOR IMMEDIATE RELEASE

LECG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$16,986	$35,722
Accounts receivable, net of allowance of $785 and $666	112,764	94,299
Prepaid expenses	4,599	4,317
Deferred tax assets, net	1,514	1,745
Signing and performance bonuses - current portion	7,730	6,122
Other current assets	4,277	4,775
Total current assets	147,870	146,980
Property and equipment, net	11,137	10,791
Goodwill	94,165	77,133
Other intangible assets, net	11,446	10,865
Signing and performance bonuses - long-term	21,619	19,035
Deferred compensation plan assets	8,269	6,403
Other long-term assets	1,519	1,678
Total assets	$296,025	$272,885

Liabilities and stockholders’ equity
Current liabilities:
Accrued compensation	$46,909	$43,924
Accounts payable and other accrued liabilities	6,766	5,412
Payable for business acquisitions - current portion	6,884	6,510
Deferred revenue	2,655	2,427
Income taxes payable	0	3,961
Total current liabilities	63,214	62,234
Payable for business acquisitions - long-term	4,256	2,400
Deferred compensation plan	8,654	6,615
Deferred tax liabilities	989	989
Other long-term liabilities	5,672	5,581

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 200,000,000 shares authorized, 24,471,400 and 24,243,482 shares outstanding at June 30, 2006 and December 31, 2005, respectively	24	24
Additional paid-in capital	148,854	144,171
Deferred equity compensation	—	(1,056)
Accumulated other comprehensive income (loss)	277	(165)
Retained earnings	64,085	52,092
Total stockholders’ equity	213,240	195,066
Total liabilities and stockholders’ equity	$296,025	$272,885

FOR IMMEDIATE RELEASE

LECG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Quarter and Six Months ended June 30, 2006 and 2005
(in thousands)
(Unaudited)

	Six months ended June 30,
	2006	2005
Cash flows from operating activities
Net income	$11,993	$11,169
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	139	83
Depreciation and amortization of equipment and leaseholds	1,680	1,382
Amortization of intangible assets	1,509	445
Signing and performance bonuses paid	(8,967)	(4,827)
Amortization of signing and performance bonuses	4,079	3,470
Tax benefit from option exercises and equity compensation plans	277	3,315
Equity based compensation	3,269	280
Deferred rent	153	817
Other	(20)	(171)
Changes in assets and liabilities:
Accounts receivable	(18,605)	(11,188)
Prepaid and other current assets	1,882	(765)
Accounts payable and other accrued liabilities	(4,487)	1,348
Accrued compensation	3,520	(1,716)
Deferred revenue	196	407
Deferred compensation plan assets net of liabilities	173	36
Other assets	118	20
Other liabilities	—	1,254
Net cash provided by (used in) operating activities	(3,091)	5,359
Cash flows from investing activities
Business acquisitions and earnout payments, net of acquired cash	(16,671)	(4,997)
Purchase of property and equipment	(1,670)	(3,888)
Other	35	(4)
Net cash used in investing activities	(18,306)	(8,889)
Cash flows from financing activities
Exercise of stock options	1,462	2,712
Proceeds from secondary offering, net of offering costs	—	1,325
Proceeds from issuance of stock- employee stock plan	160	925
Tax benefit from option exercises and equity compensation plans	598	—
Net cash provided by financing activities	2,220	4,962
Effect of exchange rates on changes in cash	441	(1,007)
Increase (decrease) in cash and cash equivalents	(18,736)	425
Cash and cash equivalents, beginning of year	35,722	42,082
Cash and cash equivalents, end of period	$16,986	$42,507

Supplemental disclosure
Cash paid for interest	$117	$22
Cash paid for income taxes	$12,302	$1,583
Non cash investing and financing activities
Fair value of common stock issued for acquisitions	$250	$250

FOR IMMEDIATE RELEASE

LECG CORPORATION
EBITDA and Adjusted EBITDA
For the Quarter and Six Months ended June 30, 2006 and 2005
(in thousands)

	Quarter ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income	$6,473	$5,816	$11,993	$11,169
Add back (subtract):
Provision for income tax	4,375	4,059	8,163	7,794
Interest income, net	(114)	(152)	(254)	(287)
Depreciation and amortization	1,726	711	3,189	1,827

EBITDA (1)	$12,460	$10,434	$23,091	$20,503

Adjustments to EBITDA
Equity-based compensation	1,648	141	3,269	280
Expensed acquisition costs	—	—	317	—

Adjusted EBITDA (2)	$14,108	$10,575	$26,677	$20,783

(1)          EBITDA is a non-GAAP financial measure defined as net income before provision for income tax, interest, and depreciation and amortization.  The Company regards EBITDA as a useful measure of financial performance of the business.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(2)          Adjusted EBITDA is a non-GAAP financial measure defined by the Company as EBITDA as defined in (1) above adjusted for equity-based compensation and expensed acquisition costs recognized in the first quarter of 2006.  As is the case with EBITDA, this measure should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.